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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-18348 (Commission File Number)	06-1209796 (I.R.S. Employer Identification No.)
1400 Corporate Center Way, Wellington, Florida (Address of principal executive offices)		33414 (Zip Code)

Registrant's telephone number, including area code: (561) 791-5000

Exhibit Index Appears on page 5

Item 5.    Other Events.

        On September 29, 2003, BE Aerospace, Inc. (the "Company") issued a press release announcing its proposed offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, of an aggregate of $150.0 million of senior notes due 2010. The preliminary offering memorandum dated September 26, 2003 contained certain information concerning the offering. Such information included the financial statements included in Item 7 hereto. Because these financial statements were included in the preliminary offering memorandum, the financial statements, as presented, had to be restated to reflect the adoption of Statement of Financial Accounting Standards No. 145, which was adopted by the Company on January 1, 2003. This restatement would not otherwise have been required until such time as the Company filed its annual report on Form 10-K for the upcoming fiscal year or until such time as such financial statements were otherwise earlier republished.

Item 7.    Financial Statements and Exhibits.

  (a)
  Financial Statements of BE Aerospace, Inc.

          The financial statements presented herein have been restated solely to reflect the adoption of Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," effective January 1, 2003, as described in Note 1 of the financial statements set forth herein.

Page
Ten-Month Transition Period Ended December 31, 2002 and Fiscal Years Ended February 23, 2002 and February 24, 2001
Independent Auditors' Report	F-1
Consolidated Financial Statements:
Consolidated Balance Sheets, December 31, 2002 and February 23, 2002	F-2
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Ten-Month Transition Period Ended December 31, 2002 and for the Fiscal Years Ended February 23, 2002 and February 24, 2001	F-3
Consolidated Statements of Stockholders' Equity for the Ten-Month Transition Period Ended December 31, 2002 and for the Fiscal Years Ended February 23, 2002 and February 24, 2001	F-4
Consolidated Statements of Cash Flows for the Ten-Month Transition Period Ended December 31, 2002 and for the Fiscal Years Ended February 23, 2002 and February 24, 2001	F-5
Notes to Consolidated Financial Statements for the Ten-Month Transition Period Ended December 31, 2002 and for the Fiscal Years Ended February 23, 2002 and February 24, 2001	F-6
Consolidated Financial Statement Schedule:
Schedule II—Valuation and Qualifying Accounts for the Ten-Month Transition Period Ended December 31, 2002 and for the Fiscal Years Ended February 23, 2002 and February 24, 2001	F-32
  (b)
  Pro Forma Financial Information

          None

2

  (c)
  Exhibits.

Exhibit No.	Description
23.1	Independent Auditors' Consent
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350

3

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

	By:	/s/ THOMAS P. MCCAFFREY Name: Thomas P. McCaffrey Title: Corporate Senior Vice President of Administration and Chief Financial Officer
Date: September 30, 2003

4

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
23.1	Independent Auditors' Consent
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350

5

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
BE Aerospace, Inc.
Wellington, Florida

        We have audited the accompanying consolidated balance sheets of BE Aerospace, Inc. and subsidiaries (the "Company") as of December 31, 2002 and February 23, 2002, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the 10-month period from February 24, 2002 to December 31, 2002 and the fiscal years ended February 23, 2002 and February 24, 2001. Our audits also included the financial statement schedule listed in the table of contents. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BE Aerospace, Inc. and subsidiaries as of December 31, 2002 and February 23, 2002, and the results of their operations and their cash flows for the 10-month period from February 24, 2002 to December 31, 2002 and the fiscal years ended February 23, 2002 and February 24, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and intangible assets. As also explained in Note 1, effective January 1, 2003, the Company adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13 and Technical Corrections" (SFAS No. 145) and, accordingly, has reclassified an extraordinary item to loss on debt extinguishment in the accompanying financial statements for the fiscal year ended February 23, 2002.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 4, 2003
(September 23, 2003 as to the effects of the
    adoption of SFAS No. 145 described in Note 1)

BE AEROSPACE, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002 AND FEBRUARY 23, 2002
(In millions, except share data)

	December 31, 2002	February 23, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$156.9	$159.5
Accounts receivable—trade, less allowance for doubtful accounts of $3.9 (December 31, 2002) and $4.9 (February 23, 2002)	73.8	93.3
Inventories, net	163.2	157.0
Other current assets	22.8	46.6

Total current assets	416.7	456.4
Property and equipment, net	115.5	142.7
Goodwill	344.7	333.1
Identified intangibles, net	165.2	172.9
Other assets, net	25.0	23.2

	$1,067.1	$1,128.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$136.9	$150.3
Current portion of long-term debt	16.9	1.3

Total current liabilities	153.8	151.6

Long-term debt	836.0	853.5
Other liabilities	8.0	2.1
Commitments, contingencies and off-balance sheet arrangements (Note 10)
Stockholders' Equity:
Preferred stock, $0.01 par value; 1.0 million shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value; 100.0 million shares authorized; 35.2 million (December 31, 2002) and 34.4 million (February 23, 2002) shares issued and outstanding	0.3	0.3
Additional paid-in capital	410.1	405.3
Accumulated deficit	(329.5)	(258.7)
Accumulated other comprehensive loss	(11.6)	(25.8)

Total stockholders' equity	69.3	121.1

	$1,067.1	$1,128.3

See notes to consolidated financial statements.

BE AEROSPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE TEN-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2002 AND FOR THE
FISCAL YEARS ENDED FEBRUARY 23, 2002 AND FEBRUARY 24, 2001
(In millions, except per share data)

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Net sales	$503.6	$680.5	$666.4
Cost of sales (Note 4)	352.3	530.1	416.6

Gross profit	151.3	150.4	249.8
Operating expenses:
Selling, general and administrative	98.5	139.4	124.2
Research, development and engineering	34.1	43.5	48.9
Legal settlement	29.5	—	—

Total operating expenses	162.1	182.9	173.1

Operating (loss) earnings	(10.8)	(32.5)	76.7
Interest expense, net	57.3	60.5	54.2
Loss on debt extinguishment	—	9.3	—

(Loss) earnings before income taxes	(68.1)	(102.3)	22.5
Income taxes	2.7	1.8	2.2

Net (loss) earnings	(70.8)	(104.1)	20.3
Other comprehensive income (loss):
Foreign exchange translation adjustment	14.2	(3.9)	(11.3)

Comprehensive (loss) income	$(56.6)	$(108.0)	$9.0

Basic net (loss) earnings per share	$(2.03)	$(3.18)	$0.80

Weighted average common shares	34.9	32.7	25.4

Diluted net (loss) earnings per share	$(2.03)	$(3.18)	$0.78

Weighted average common shares	34.9	32.7	25.9

See notes to consolidated financial statements.

BE AEROSPACE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE TEN-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2002
AND FOR THE FISCAL YEARS ENDED FEBRUARY 23, 2002 AND FEBRUARY 24, 2001
(In millions)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholders' Equity
	Shares	Amount
Balance, February 26, 2000	24.9	$0.2	$249.7	$(174.9)	$(10.6)	$64.4
Sale of stock under employee stock purchase plan	0.3	—	2.1	—	—	2.1
Exercise of stock options	0.6	—	6.4	—	—	6.4
Employee benefit plan matching contribution	0.2	—	1.9	—	—	1.9
Issuance of stock in connection with acquisitions	2.5	0.1	51.4	—	—	51.5
Net earnings	—	—	—	20.3	—	20.3
Foreign currency translation adjustment	—	—	—	—	(11.3)	(11.3)

Balance, February 24, 2001	28.5	0.3	311.5	(154.6)	(21.9)	135.3
Sale of stock under employee stock purchase plan	0.1	—	1.9	—	—	1.9
Exercise of stock options	0.4	—	4.2	—	—	4.2
Employee benefit plan matching contribution	0.2	—	2.6	—	—	2.6
Issuance of stock in connection with acquisitions	2.4	—	42.9	—	—	42.9
Sale of common stock under public offering	2.8	—	42.2	—	—	42.2
Net loss	—	—	—	(104.1)	—	(104.1)
Foreign currency translation adjustment	—	—	—	—	(3.9)	(3.9)

Balance, February 23, 2002	34.4	0.3	405.3	(258.7)	(25.8)	121.1
Sale of stock under employee stock purchase plan	0.3	—	1.8	—	—	1.8
Exercise of stock options	0.2	—	1.3	—	—	1.3
Employee benefit plan matching contribution	0.3	—	1.7	—	—	1.7
Net loss	—	—	—	(70.8)	—	(70.8)
Foreign currency translation adjustment	—	—	—	—	14.2	14.2

Balance, December 31, 2002	35.2	$0.3	$410.1	$(329.5)	$(11.6)	$69.3

See notes to consolidated financial statements.

BE AEROSPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TEN-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2002 AND FOR THE
FISCAL YEARS ENDED FEBRUARY 23, 2002 AND FEBRUARY 24, 2001
(In millions)

	Ten-Month Transition Period Ended December 31, 2002	Fiscal Year Ended
		February 23, 2002	February 24, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings	$(70.8)	$(104.1)	$20.3
Adjustments to reconcile net (loss) earnings to net cash flows provided by operating activities:
Loss on debt extinguishment	—	9.3	—
Depreciation and amortization	24.7	46.8	42.8
Provision for doubtful accounts	0.8	1.9	0.6
Loss on disposal of property and equipment	0.5	—	—
Impairment of property and equipment, inventories and other assets	7.0	62.9	—
Impairment of intangible assets	—	20.4	—
Non-cash employee benefit plan contributions	1.8	2.6	1.9
Legal settlement	29.5	—	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	22.2	19.7	6.0
Inventories	(8.5)	3.9	(6.4)
Other current assets	(4.8)	31.3	1.8
Payables, accruals and other liabilities	(15.9)	(36.8)	(9.1)

Net cash flows (used in) provided by operating activities	(13.5)	57.9	57.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6.5)	(207.9)	—
Capital expenditures	(17.4)	(13.9)	(17.2)
Proceeds from real estate sales	33.4	—	—
Change in intangibles and other assets	(2.6)	(9.2)	(0.9)

Net cash flows provided by (used in) investing activities	6.9	(231.0)	(18.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Bank Credit Facility	—	155.0	—
Repayments of Bank Credit Facility	(1.0)	(66.7)	(24.5)
Proceeds from issuance of stock, net of expenses	3.0	48.3	8.5
Principal payments on long-term debt	(3.3)	(112.1)	—
Proceeds from long-term debt	2.0	248.4	—

Net cash flows provided by (used in) financing activities	0.7	272.9	(16.0)

Effect of exchange rate changes on cash flows	3.3	(0.6)	(0.9)

Net (decrease) increase in cash and cash equivalents	(2.6)	99.2	22.9
Cash and cash equivalents, beginning of period	159.5	60.3	37.4

Cash and cash equivalents, end of period	$156.9	$159.5	$60.3

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during period for:
Interest, net	$68.1	$56.7	$56.2
Income taxes, net	2.4	1.6	2.9
Interest capitalized in computer equipment and software	—	—	0.3
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
Stock issued in connection with acquisitions	—	42.9	51.5
Liabilities assumed and accrued acquisition costs incurred in connection with the acquisitions	—	11.2	14.5
Reclassification of Sextant Note from long-term other asset to other current asset	—	—	15.7

See notes to consolidated financial statements.

BE AEROSPACE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TEN-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2002 AND FOR THE
FISCAL YEARS ENDED FEBRUARY 23, 2002 AND FEBRUARY 24, 2001
(In millions, except per share data)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization and Basis of Presentation—BE Aerospace, Inc. and its wholly owned subsidiaries (the "Company" or "B/E") designs, manufactures, sells and services a broad line of commercial aircraft and business jet cabin interior products consisting of a broad range of seating products, interior systems, including structures as well as all food and beverage storage and preparation equipment and distributes aerospace fasteners. The Company's principal customers are the operators of commercial and business jet aircraft and aircraft manufacturers. As a result, the Company's business is directly dependent upon the conditions in the commercial airline, business jet and aircraft manufacturing industries. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        In October 2002, the Company changed its year end from the last Saturday in February to December 31, effective with the transition period beginning on February 24, 2002 and ending on December 31, 2002. References to the "transition period" in these consolidated financial statements are to the transition period beginning February 24, 2002 and ending on December 31, 2002. Prospectively, the Company's fiscal quarters will conform to calendar periods ending March 31, June 30 and September 30.

        Consolidation—The accompanying consolidated financial statements include the accounts of BE Aerospace, Inc. and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

        Financial Statement Preparation—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain reclassifications have been made to the prior years' financial statements to conform to the December 31, 2002 presentation.

        Revenue Recognition—Sales of parts, assembled products and equipment are recorded on the date of shipment and passage of title or, if required, upon acceptance by the customer. Service revenues are recorded when services are performed. Revenues and costs under certain long-term contracts are recognized using contract accounting under the percentage-of-completion method. The Company sells its products primarily to airlines worldwide, including occasional sales collateralized by letters of credit. The Company performs ongoing credit evaluations of its customers and maintains reserves for estimated credit losses.

        Income Taxes—The Company provides deferred income taxes for temporary differences between amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes. Deferred income taxes are computed using enacted tax rates that are expected to be in effect when the temporary differences reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

        Cash Equivalents—The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        Accounts Receivable—The Company performs ongoing credit evaluations of our customers and adjusts credit limits based upon payment history and the customer's current credit worthiness, as determined by review of their current credit information. The Company continuously monitors collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience and any specific customer collection issues that have been identified. While such credit losses have historically been within management's expectations and the provisions established, management cannot guarantee that the Company will continue to experience the same credit loss rates as in the past.

        Inventories—The Company values inventory at the lower of cost or market. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory is based primarily on an estimated forecast of product demand and production requirements. As demonstrated during the transition period ended December 31, 2002 and during the fiscal year ended February 23, 2002, demand for the Company's products can fluctuate significantly. Estimates of future product demand may prove to be inaccurate, in which case the Company may understate or overstate the provision required for excess and obsolete inventory. In the future, if inventory is determined to be overvalued, the Company would be required to recognize such costs in cost of goods sold at the time of such determination. Likewise, if inventory is determined to be undervalued, the Company may have over-reported costs of goods sold in previous periods and would be required to recognize such additional operating income at the time of sale.

        Debt Issuance Costs—Costs incurred to issue debt are deferred and amortized as interest expense over the term of the related debt using the straight-line method, which approximates the effective interest method.

        Change in Accounting for Goodwill and Identified Intangible Assets—Effective February 24, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, acquired intangible assets must be separately identified. Goodwill and other intangible assets with indefinite lives are not amortized, but are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives. In addition to goodwill, intangible assets with indefinite lives consist of the M & M trademark. In accordance with SFAS No. 142, the goodwill and the trademark with indefinite lives that were being amortized over periods ranging from 30 to 40 years follow the non-amortization approach beginning February 24, 2002. Patents and other intangible assets are amortized using the straight-line method over periods ranging from three to thirty years (see note 7). Upon adoption of SFAS No. 142 and on at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by comparing the fair value to the net carrying value of reporting units. If the carrying value exceeds its estimated fair value, an impairment loss would be recognized if the implied fair value of goodwill was less than its carrying value. In this event, the asset is written down accordingly. In accordance with SFAS No. 142, the Company has completed step one of the impairment tests and fair value analysis for goodwill and other intangible assets, respectively, and there were no impairments or impairment indicators present and no loss was recorded during the ten-month transition period ended December 31, 2002. During the fiscal year ended February 23, 2002, management determined that certain intangible assets having an unamortized cost of $20.4 had been permanently impaired as a result of the decline in industry conditions and facility consolidation.

        Long-Lived Assets—The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss is measured as the amount by which the asset's carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset and a charge to operating results. During the year ended February 23, 2002, management determined that certain property, plant and equipment had been permanently impaired as a result of the decline in industry conditions and facility consolidation. As a result, the Company recorded a charge of $24.1 in the third quarter of the fiscal year ended February 23, 2002.

        Product Warranty Costs—Estimated costs related to product warranties are accrued at the time products are sold. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company's stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. The following table provides a reconciliation of the activity related to the Company's accrued warranty expense:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Balance at beginning of period	$11.3	$9.9	$22.9
Charges to costs and expenses	2.5	8.4	9.7
Costs incurred	(4.9)	(7.0)	(22.7)

Balance at end of period	$8.9	$11.3	$9.9

        Accounting for Stock-Based Compensation—The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for its stock option and purchase plans. Accordingly, no compensation cost has been recognized for its stock option plans and stock purchase plan. Had compensation cost for the Company's stock option plans and stock purchase plan been determined consistent with SFAS No. 123, the Company's net (loss) earnings and net (loss) earnings per share for the transition period ended December 31, 2002 and for the fiscal years ended February 23, 2002 and February 24, 2001 would have been reduced to the pro forma amounts indicated in the following table:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002	February 23, 2002	February 24, 2001
As reported
Net (loss) earnings	$(70.8)	$(104.1)	$20.3
Deduct: Additional expense per SFAS No. 123, fair value method, net of related tax effects	5.8	9.2	14.6

Pro forma	$(76.6)	$(113.3)	$5.7

Basic net earnings (loss) per share:
As reported	$(2.03)	$(3.18)	$0.80
Pro forma	$(2.19)	$(3.46)	$0.22
Diluted net earnings (loss) per share:
As reported	$(2.03)	$(3.18)	$0.78
Pro forma	$(2.19)	$(3.46)	$0.22

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for options granted during the transition period ended December 31, 2002 and fiscal 2002 and 2001: risk-free interest rates of 3.7%, 4.4% and 6.1%, expected dividend yields of 0.0%; expected lives of 3.5 years, 3.5 years and 3.5 years; and expected volatility of 96%, 85%, and 70%, respectively.

        Research and Development—Research and development expenditures are expensed as incurred.

        Foreign Currency Translation—The assets and liabilities of subsidiaries located outside the United States are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates. Revenue and expense items are translated at the average exchange rates prevailing during the period. Gains and losses resulting from foreign currency transactions are recognized currently in income, and those resulting from translation of financial statements are accumulated as a separate component of stockholders' equity.

Recent Accounting Pronouncements

        In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other things, requires gains and losses on extinguishment of debt to be classified as part of continuing operations rather than treated as extraordinary, as previously required in accordance with SFAS No. 4. SFAS No. 145 also modifies accounting for subleases where the original lessee remains the secondary obligor and requires certain modifications to capital leases to be treated as sale-leaseback transactions. The Company adopted SFAS No. 145 on

January 1, 2003. The adoption of SFAS No. 145 resulted in the reclassification of an extraordinary charge of $9.3 associated with the extinguishment of debt to loss on debt extinguishment in the consolidated financial statements.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies the guidance previously provided under Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Among other things, SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred as opposed to when there is a commitment to a restructuring plan as set forth under the nullified guidance. The Company plans to adopt SFAS No. 146 on January 1, 2003 for future restructurings as required.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the Company's financial position or results of operations as the Company has no plans to adopt the fair value method.

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others", an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of the recognition provisions of FIN No. 45 is not expected to have a material impact on the Company's consolidated results of operations and financial position.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Entities", an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31,

2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The Company will begin to adopt the provisions of FIN No. 46 during the first quarter of calendar 2003 but expects the provisions of FIN No. 46 will not have a material impact on its consolidated results of operations and financial position upon adoption as it does not currently have any variable interest entities.

2.    TRANSITION REPORTING

        In October 2002, the Company changed its fiscal year end from the last Saturday in February to December 31, effective with the transition period beginning on February 24, 2002 and ending on December 31, 2002. Prospectively, the Company's fiscal quarters will conform to calendar periods ending March 31, June 30 and September 30.

        All references to the ten-month period from February 25, 2001 to December 31, 2001 are unaudited.

        The following financial data is presented to illustrate the period's results of operations and earnings per share information for the ten-month period ended December 31, 2001:

2001
Net sales	$582.6
Gross profit	118.2
Operating loss	(38.7)
Loss before income taxes	(96.8)
Income taxes	2.0
Net loss	(98.8)
Net loss per share	(3.05)

        The results for the ten-month period ended December 31, 2001 include approximately $98.9 of facility consolidation charges and $1.5 of transition costs included as a component of cost of sales (See note 4). Also, the Company recorded costs and expenses associated with the acquisition of M & M of approximately $6.8 that is included as a component of selling, general and administrative expenses in the ten-month period ended December 31, 2001 (See note 3).

        The Company recorded a $9.3 loss on debt extinguishment during the ten-month period ended December 31, 2001 related to the early extinguishments of certain long-term debt.

3.    ACQUISITIONS AND DISPOSITION

        The Company has completed a number of acquisitions and a disposition. The following is a summary of recent transactions:

Fiscal Year 2002 Acquisitions

        Effective May 8, 2001, the Company acquired the outstanding common stock of Nelson Aero Space, Inc. for approximately $20.0. Effective July 18, 2001, the Company acquired the outstanding common stock of Denton Jet Interiors, Inc. for approximately $16.0. Both of the transactions have been accounted for using purchase accounting. The assets purchased and liabilities assumed have been reflected in the accompanying consolidated balance sheet as of February 23, 2002.

        On September 14, 2001, the Company acquired M & M Aerospace Hardware, Inc. ("M & M") for $184.7. M & M is a leading distributor of aerospace fasteners. The M & M acquisition was completed by issuing to the former shareholders a total of approximately 1.9 million shares of B/E stock valued at $32.7, paying them $152.0 in cash and assuming current liabilities of approximately $8.8. The Company financed this acquisition through cash on hand and approximately $100.0 of borrowings under its Bank Credit Facility. This transaction has been accounted for using purchase accounting and has been included in the Company's operations since the date of acquisition.

        The purchase price of M & M has been allocated based on independent appraisals and management's estimates as follows:

Accounts receivable	$13.4
Inventories	53.8
Other current assets	0.2
Property and equipment	16.7
Goodwill, (non-amortizing, tax deductible)	88.3
Trademark (indefinite life, non-amortizing)	19.4
Non-compete agreement (useful life of 8 years)	1.7
Current liabilities	(8.8)

$184.7

        The Company believes that the M & M acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for the consolidation of the business segment.

        The following pro forma unaudited financial data for the fiscal year ended February 23, 2002 is presented to illustrate the estimated effects of the 2002 acquisitions as if the transactions had occurred as of the beginning of the fiscal year ended February 23, 2002. These results for fiscal 2002 include approximately $40.0 of inventory adjustments recorded by M & M in the period prior to the acquisition.

Fiscal Year Ended February 23, 2002
Net sales	$741.4
Net loss	133.2
Net loss per share	$3.95

        The Company recorded costs and expenses associated with the acquisition of M & M of approximately $6.8, which is included as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations for the fiscal year ended February 23, 2002.

Disposition

In-Flight Entertainment Business

        In February 1999, the Company completed the sale of a 51% interest in its In-Flight Entertainment ("IFE") business to Sextant Avionique, Inc. ("Sextant"), a wholly owned subsidiary of Sextant Avionique, S.A. (the "IFE Sale") for approximately $62.0 in cash. In October 1999, the Company completed the sale of its remaining 49% equity interest in IFE to Sextant. Terms of the agreement provided for the Company to receive two payments totaling $31.4, and a third payment based on actual sales and bookings as defined in the agreement (the "IFE obligations"). The IFE obligation amounts were included in other current assets net, in the accompanying consolidated financial statements as of February 23, 2002. Sextant had not made any of the payments related to the IFE obligations in accordance with the terms of the purchase and sale agreement. The Company initiated arbitration proceedings to compel payment. Sextant counterclaimed against the Company, claiming various breaches of the IFE Sale agreements. In February 2003, an arbitration panel resolved the dispute by awarding BE Aerospace, Inc. a net amount of $7.8. In connection with this decision, the Company recorded a charge of $29.5 in the accompanying consolidated statement of operations for the transition period ended December 31, 2002. This charge represented the difference between the balance of the IFE obligations receivable and the net amount awarded to the Company as of December 31, 2002.

4.    FACILITY CONSOLIDATIONS AND OTHER SPECIAL CHARGES

        The September 11, 2001 terrorist attacks have severely impacted conditions in the airline industry. Sharply lower demand from the airline customer base affected the Company's financial results, both for the ten-month transition period ended December 31, 2002 and the fiscal year ended February 23, 2002. The lower demand reflects the current downturn in the airline industry, which is the most severe ever experienced. High airline operating costs, weak air travel and low ticket prices have damaged many carriers' financial condition. Prior to the September 11, 2001 terrorist attacks, airline profits were already being adversely affected by increases in pilot and other airline wages, higher fuel prices and the softening of the global economy. Air travel dropped significantly following the 2001 terrorist attacks, further weakening many airlines' financial condition.

        The rapid decline in industry conditions brought about by the terrorist attacks on September 11, 2001 caused the Company to implement a facility consolidation and integration plan designed to re-align its capacity and cost structure with changed conditions in the airline industry. In November 2001, the Company began implementing a facility consolidation plan that consisted of closing five principal facilities and reduce its workforce by about 1,000 employees. As a result, during fiscal 2002, the Company recorded a charge of $98.9 which included cash expenses of approximately $15.6 and non-cash charges totaling approximately $62.9 associated with the write-down of fixed assets, inventory and other assets and $20.4 million associated with the impairment of related intangible assets. The $15.6 of cash charges related to involuntary severance and benefit programs for approximately 1,000 employees, lease termination costs and preparing facilities for disposal and sale. In addition, the Company incurred approximately $5.7 of transition costs associated with the facilities and personnel consolidation program, which were expensed as incurred. These costs and charges, which aggregate $104.6, have been included in cost of sales for the fiscal year ended February 23, 2002.

        Industry conditions continued to worsen during the fall of 2002 as the airlines deferred retrofit programs and continued to lower their purchases of spare parts. In addition, the business jet manufacturers announced further production cuts and additional plant shutdowns. In response to these worsening conditions, the Company revised its consolidation plan to encompass a total personnel reduction of 1,400 employees.

        During the transition period ended December 31, 2002, the Company incurred a total of approximately $39.5 of charges and transition costs associated with the facilities and personnel consolidation and integration program, which have been expensed as incurred as a component of cost of sales. The charges and transition costs included $6.0 of costs associated with additional personnel reductions and a $7.0 charge related to inventories that became obsolete due to the increase in parked aircraft that are not expected to return to active service. Cash requirements related to facility consolidation activities were funded from cash in banks.

        Through December 31, 2002, the Company has closed four of the five facilities and paid approximately $7.0 for over 1,000 of the planned 1,400 headcount reductions. Through December 31, 2002, the Company has incurred approximately $145.0 of the total estimated costs, including approximately $55.0 of the estimated cash costs. Cash requirements related to facility consolidation activities were funded from cash in banks.

        The following table summarizes the facility consolidation costs accrued as of December 31, 2002:

	Original Accrual	Disposals	Cash Paid	Balance at Feb. 23, 2002	Additions	Disposals/ Reclass	Cash Paid	Balance at Dec. 31, 2002
Accrued liability for severance, lease termination and other costs	$15.6	$—	$(3.1)	$12.5	$6.0	$1.7	$(16.4)	$3.8
Impaired inventories, property and equipment	62.9	(50.8)	—	12.1	7.0	(19.1)	—	—
Impaired intangible assets	20.4	(20.4)	—	—	—	—	—	—

	$98.9	$(71.2)	$(3.1)	$24.6	$13.0	$(17.4)	$(16.4)	$3.8

5.    INVENTORIES

       Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs. Inventories consist of the following:

	December 31, 2002	February 23, 2002
Raw materials and component parts	$58.8	$53.4
Work-in-process	26.5	32.6
Finished goods (primarily aftermarket fasteners)	77.9	71.0

	$163.2	$157.0

6.    PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost and depreciated and amortized generally on the straight-line method over their estimated useful lives of two to thirty years (or the lesser of the term of the lease as to leasehold improvements, as appropriate). Property and equipment consist of the following:

	Useful Life (Years)	December 31, 2002	February 23, 2002
Land, buildings and improvements	10 - 30	$38.2	$61.2
Machinery	3 - 13	54.4	56.6
Tooling	3 - 10	16.0	15.8
Computer equipment and software	4 - 15	84.6	81.8
Furniture and equipment	2 - 10	9.9	9.4

		203.1	224.8
Less accumulated depreciation and amortization		(87.6)	(82.1)

		$115.5	$142.7

7.    GOODWILL AND INTANGIBLE ASSETS

        Effective February 24, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." As a result of adopting SFAS No. 142, the Company's goodwill and certain intangible assets are no longer amortized, but are subject to an annual impairment test. In accordance with the implementation of SFAS No. 142, the historical cost and accumulated amortization of certain developed technologies were reset with no impact to the consolidated financial statements. The following sets forth the intangible assets by major asset class, all of which were acquired during business acquisition transactions:

		December 31, 2002			February 23, 2002
	Useful Life (Years)	Original Cost	Accumulated Amortization	Net Book Value	Original Cost	Accumulated Amortization	Net Book Value
Acquired technologies	4-30	$93.2	$14.4	$78.8	$108.7	$27.2	$81.5
Trademarks and patents	7-30	26.0	8.5	17.5	24.6	6.8	17.8
Trademarks (nonamortizing)	—	19.4	—	19.4	19.4	—	19.4
Technical qualifications, plans and drawings	3-30	26.1	12.8	13.3	25.5	11.5	14.0
Replacement parts annuity and product approvals	3-30	39.2	18.2	21.0	37.6	15.9	21.7
Covenant not to compete and Other identified intangibles	3-10	24.8	9.6	15.2	30.6	12.1	18.5

		$228.7	$63.5	$165.2	$246.4	$73.5	$172.9

        Aggregate amortization expense on intangible assets was approximately $7.5, $25.0 and $23.4 for the ten-month transition period ended December 31, 2002 and for the fiscal years ended February 23, 2002 and February 24, 2002, respectively. Amortization expense associated with identified intangible assets is expected to be approximately $8.9 in each of the next five years.

        Changes to the original cost basis of goodwill during the transition period ended December 31, 2002 were due to the reclassification of assembled workforce to goodwill and foreign currency fluctuations. The changes in the carrying amount of goodwill for the transition period ended December 31, 2002 are as follows:

Total
Balance as of February 23, 2002	$333.1
Goodwill acquired	2.0
Reclassification of assembled workforce	8.5
Acquisition purchase price adjustment	(1.5)
Effect of foreign currency translation	2.6

Balance as of December 31, 2002	$344.7

        A reconciliation of reported net earnings (losses) to net earnings (losses) adjusted to reflect the adoption of the non-amortization provisions of SFAS No. 142 as if SFAS No. 142 was adopted on February 27, 2000 is as follows:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Net earnings (loss):
As reported	$(70.8)	$(104.1)	$20.3
Goodwill amortization	—	8.8	6.6

As adjusted	$(70.8)	$(95.3)	$26.9

Basic net earnings (loss) per share:
As reported	$(2.03)	$(3.18)	$0.80
Goodwill amortization	—	0.27	0.26

As adjusted	$(2.03)	$(2.91)	$1.06

Diluted net earnings (loss):
As reported	$(2.03)	$(3.18)	$0.78
Goodwill amortization	—	0.27	0.26

As adjusted	$(2.03)	$(2.91)	$1.04

8.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable and accrued liabilities consist of the following:

	December 31, 2002	February 23, 2002
Accounts payable	$67.3	$48.1
Accrued salaries, vacation and related benefits	16.3	17.0
Accrued interest	14.3	24.1
Accrued product warranties	8.9	11.3
Accrued acquisition expenses	3.8	13.9
Accrued restructuring	3.8	12.5
Other accrued liabilities	22.5	23.4

	$136.9	$150.3

9.    LONG-TERM DEBT

        Long-term debt consists of the following:

	December 31, 2002	February 23, 2002
8% Senior Subordinated Notes	$249.7	$249.7
8 7/8% Senior Subordinated Notes	250.0	250.0
9 1/2% Senior Subordinated Notes	200.0	200.0
Bank Credit Facility	144.0	145.0
Other long-term debt	9.2	10.1

	852.9	854.8
Less current portion of long-term debt	(16.9)	(1.3)

	$836.0	$853.5

8% Senior Subordinated Notes

        The 8% Senior Subordinated Notes (the "8% Notes") are unsecured senior subordinated obligations of the Company, subordinated to any senior indebtedness of the Company and mature on March 1, 2008. Interest on the 8% Notes is payable semiannually in arrears on March 1 and September 1 of each year. The 8% Notes are redeemable at the option of the Company, in whole or in part, on or after March 1, 2003, at predetermined redemption prices together with accrued and unpaid interest through the date of redemption. Upon a change of control (as defined), each holder of the 8% Notes may require the Company to repurchase such holder's 8% Notes at 101% of the principal amount thereof, plus accrued interest to the date of such purchase.

8 7/8% Senior Subordinated Notes

        In April 2001, the Company sold $250.0 of 8 7/8% Senior Subordinated Notes (the "8 7/8% Notes") due 2011. The net proceeds less debt issue costs received from the sale of the notes were approximately $242.8. Approximately $105.0 of proceeds was used to redeem the Company's $100.0 of 9 7/8% senior subordinated notes due 2006 and approximately $66.7 of proceeds was used to repay balances outstanding under the Company's previous bank credit facility, which was then terminated.

        The 8 7/8% Notes are unsecured senior subordinated obligations of the Company, subordinated to all existing and future senior indebtedness and mature on May 1, 2011. Interest on the 8 7/8% Notes is payable semiannually in arrears on May 1 and November 1 of each year. The 8 7/8% Notes are redeemable, at the option of the Company, in whole or in part, at any time on or after May 1, 2006, at predetermined redemption prices together with accrued and unpaid interest through the date of redemption. In addition, at any time prior to May 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of a public equity offering at 108.875 of the principal amount thereof, plus accrued interest, if at least 65% of the aggregate amount of the notes originally issued remains outstanding after the redemption. Upon a change in control (as defined), each holder of the 8 7/8% Notes may require the Company to repurchase such holder's 8 7/8% Notes at 101% of the principal amount thereof, plus accrued interest to the date of such purchase.

        The 9 7/8% Senior Subordinated Notes (the "9 7/8% Notes") were senior unsecured obligations of the Company. The Company redeemed the 9 7/8% Notes at a redemption price equal to 104.97% of the principal amount, together with the accrued interest to the redemption date. The Company incurred a non-operating charge of $9.3 for unamortized debt issue costs, redemption premiums and fees and expenses related to the redemption of the 9 7/8% Notes.

9 1/2% Senior Subordinated Notes

        The 9 1/2% Senior Subordinated Notes (the "9 1/2 Notes") are unsecured senior subordinated obligations and are subordinated to any senior indebtedness of the Company and mature on November 1, 2008. Interest on the 9 1/2% Notes is payable semiannually in arrears on May 1 and November 1 of each year. The 9 1/2% Notes are redeemable at the option of the Company, in whole or in part, at any time after November 1, 2003 at predetermined redemption prices together with accrued and unpaid interest through the date of redemption. Upon a change of control (as defined), each holder of the 9 1/2% Notes may require the Company to repurchase such holder's 9 1/2% Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of such purchase.

        The 8% Notes, 8 7/8% Notes and 9 1/2% Notes contain certain restrictive covenants, including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, dividends, mergers and transfers of assets, all of which were met by the Company as of December 31, 2002.

Bank Credit Facility

        In January and March 2003, the Company obtained amendments to the credit facility with J.P. Morgan Chase (the "Amended Bank Credit Facility"). The Amended Bank Credit Facility reduced the total commitments by $15.0 to $135.0 during January 2003 (of which $30.0 may be utilized for acquisitions). The Amended Bank Credit Facility provides for another $15.0 reduction in facility size to $120.0 at December 31, 2004. The Amended Bank Credit Facility expires in August 2006 and is collateralized by substantially all of our cash, accounts receivable, inventories and other personal property. At December 31, 2002, indebtedness under the Bank Credit Facility consisted of letters of credit aggregating approximately $5.6 and outstanding borrowings under the revolving facility aggregating to $144.0 (bearing interest at LIBOR plus 3.0%, or approximately 4.64% as of December 31, 2002). The Amended Bank Credit Facility bears interest ranging from 200 to 350 basis points over the Eurodollar rate as defined in the agreement (or approximately 4.5% as of the January 2003 effective date). The Amended Bank Credit Facility contains customary affirmative covenants, negative covenants and conditions of borrowings, all of which were met as of December 31, 2002. A default of certain provisions of the Amended Bank Credit Facility could cause the lenders to accelerate repayment, such acceleration could also result in a default under the Senior Subordinated Notes. The Company presented the $15.0 reduction in commitments as short-term debt in the consolidated balance sheet at December 31, 2002.

        B/E Aerospace (UK) Limited, one of the Company's subsidiaries, has a revolving line of credit agreement aggregating approximately $6.4. This credit agreement is collateralized by accounts receivable and inventory of B/E Aerospace (UK) Limited. There were no borrowings outstanding under the credit agreement as of December 31, 2002.

        Royal Inventum B.V., one of the Company's subsidiaries, has a revolving credit agreement aggregating approximately $0.5. This credit agreement is collateralized by accounts receivable and inventory of the Netherland's entity. There were no borrowings outstanding under the credit agreement as of December 31, 2002.

        Maturities of long-term debt are as follows:

Year ending December 31,
2003	$16.9
2004	17.6
2005	0.7
2006	114.7
2007	3.3
Thereafter	699.7

Total	$852.9

        Interest expense amounted to $60.7 for the transition period ended December 31, 2002 and $66.2 and $57.9 for the fiscal years ended February 23, 2002 and February 24, 2001, respectively.

10.    COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET ARRANGEMENTS

        Sale-Leaseback Transaction—During 2002, the Company entered into two sale-leaseback transactions involving four of its facilities. Under the terms of the sale-leaseback agreements, the facilities were sold for $27.0, net of transaction costs, and have been leased back for initial periods ranging from 15 to 20 years. The leasebacks have been accounted for as operating leases. A gain of $4.8 resulting from the sales have been deferred and will be amortized on a straight-line basis to rent expense over the initial term of the leases.

        Lease Commitments—The Company finances its use of certain facilities and equipment under committed lease arrangements provided by various institutions. Since the terms of these arrangements meet the accounting definition of operating lease arrangements, the aggregate sum of future minimum lease payments is not reflected on our consolidated balance sheet. At December 31, 2002, future minimum lease payments under these arrangements approximated $54.2. We also have various other agreements whose future minimum lease payments approximated $28.0 at December 31, 2002.

        Rent expense for the transition period ended December 31, 2002 and for fiscal years 2002 and 2001 was approximately $13.5, $9.7 and $12.3, respectively. Future payments under operating leases with terms currently greater than one year are as follows:

Year ending December 31,
2003	$11.1
2004	7.8
2005	6.9
2006	6.1
2007	6.0
Thereafter	44.3

$82.2

        Litigation—The Company is a defendant in various legal actions arising in the normal course of business, the outcomes of which, in the opinion of management, neither individually nor in the aggregate are likely to result in a material adverse effect to the Company's financial statements.

        Indemnities, Commitments and Guarantees—During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include non-infringement of patents and intellectual property indemnities to the Company's customers in connection with the delivery, design, manufacture and sale of its products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, indemnities to other parties to certain acquisition agreements and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of Delaware. The duration of these indemnities, commitments and guarantees varies, and in certain cases, is indefinite. Substantially all of these indemnities, commitments and guarantees provide for limitations on the maximum potential future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying consolidated balance sheets.

        Employment Agreements—The Company has employment and compensation agreements with three key officers of the Company. Agreements for one of the officers provides for an officer to earn a minimum of $765 thousand per year through a three year period ending from any date after which it is measured, adjusted annually for changes in the consumer price index (as defined) or as determined by the Company's Board of Directors, as well as a deferred compensation benefit equal to the product of the years worked times 150% of the highest annual salary paid over the period. Such deferred compensation is payable in a lump sum, less any prior distributions.

        A second agreement provides for an officer to receive annual minimum compensation of $710 thousand per year through a three year period ending from any date after which it is measured, adjusted annually for changes in the consumer price index (as defined) or as determined by the Company's Board of Directors, as well as a deferred compensation benefit equal to the product of the years worked times the highest annual salary paid over the period. In all other respects, this officer's employment agreement contains similar provisions to those described above in the first agreement.

        A third agreement provides for an officer to receive annual minimum compensation of $345 thousand per year through a three year period ending from any date after which it is measured, adjusted annually for changes in the consumer price index (as defined) or as determined by the Company's Board of Directors, as well as a deferred compensation benefit equal to the product of the number of years worked times one-half of this officer's average highest three year's annual salary (as defined). Such deferred compensation is payable in a lump sum, less any prior distributions.

        Deferred compensation for these three officers has been accrued as provided for under the above-mentioned employment agreements. Through December 31, 2001, the Company funded these and other deferred compensation obligations through corporate-owned life insurance policies and other investments, all of which were maintained in an irrevocable rabbi trust. The rabbi trust was terminated and the funds were deposited into individual retirement accounts for the benefit of the executives in January 2002. All contributions and prior deferred compensation made subsequent to January 2002 are maintained in individual grantor trusts on behalf of each of the executives. In addition, the Company has employment agreements with certain other key members of management that provide for aggregate minimum annual base compensation of $1.9 million expiring on various dates through the year 2003. The Company's employment agreements generally provide for certain protections in the event of a change of control. These protections generally include the payment of severance and related benefits under certain circumstances in the event of a change of control, and for the Company to reimburse such officers for the amount of any excise taxes associated with such benefits.

11.    INCOME TAXES

        Income tax expense consists of the following:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Current:
Federal	$—	$0.7	$1.3
State	—	—	—
Foreign	2.7	1.1	0.9

	2.7	1.8	2.2
Deferred:
Federal	11.7	22.9	8.3
State	(0.2)	3.8	2.5
Foreign	6.6	4.0	1.1

	18.1	30.7	11.9
Change in valuation allowance	(18.1)	(30.7)	(11.9)

	$2.7	$1.8	$2.2

        The difference between income tax expense and the amount computed by applying the statutory U.S. federal income tax rate (35%) to the pretax earnings before extraordinary item consists of the following:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Statutory U.S. federal income tax expense (benefit)	$(23.8)	$(32.5)	$7.9
Operating loss (with) without tax benefit	6.6	(2.5)	1.0
Goodwill amortization	—	3.2	3.3
Foreign tax rate differential	1.2	2.5	1.3
Meals and entertainment	0.3	0.2	0.3
Officer's life insurance	0.1	0.2	0.3
Change in valuation allowance	18.1	30.7	(11.9)
Other, net	0.2	—	—

	$2.7	$1.8	$2.2

        The tax effects of temporary differences and carryforwards that give rise to deferred income tax assets and liabilities consist of the following:

	December 31, 2002	February 23, 2002	February 24, 2001
Inventory reserves	$9.3	$8.9	$6.3
Acquisition accruals	(10.2)	(7.3)	(6.4)
Warranty accruals	2.9	4.8	3.5
Accrued liabilities	12.9	15.0	10.6
Other	1.2	2.1	1.5

Net current deferred income tax asset	16.1	23.5	15.5

Intangible assets	4.0	11.6	9.8
Depreciation	(11.9)	(15.5)	(11.8)
Net operating loss carryforward	99.9	83.0	48.3
Research credit carryforward	7.1	7.1	7.1
Deferred compensation	0.7	1.1	11.3
Software development costs	(5.5)	(5.5)	(5.4)
Loss on legal settlement	13.0	—	—
Other	1.0	1.0	0.8

Net noncurrent deferred income tax asset	108.3	82.8	60.1

Valuation allowance	(124.4)	(106.3)	(75.6)

Net deferred tax assets (liabilities)	$—	$—	$—

        The Company established a valuation allowance of $124.4, as of December 31, 2002 related to the utilization of its deferred tax assets because of uncertainties that preclude it from determining that it is more likely than not that the Company will be able to generate taxable income to realize such assets during the federal operating loss carryforward period. The federal operating loss carryforward begins to expire in 2012. Such uncertainties include the impact of changing fuel prices on the Company's customers, recent cumulative losses, the highly cyclical nature of the industry in which it operates, economic conditions impacting the airframe manufacturers and the airlines, the Company's high degree of financial leverage, risks associated with new product introductions and risks associated with the integration of acquisitions. The Company monitors these as well as other positive and negative factors that may arise in the future, as it assesses the necessity for a valuation allowance against its deferred tax assets.

        As of December 31, 2002, the Company had federal, state and foreign net operating loss carryforwards of $223.4, $134.7 and $9.6, respectively. The federal and state net operating loss carryforwards begin to expire in 2012 and 2003, respectively. Approximately $43.1 of the Company's net operating loss carryforward is related to the exercise of stock options and the tax effect of such net operating losses will be credited to additional paid-in capital rather than income tax expense when utilized.

        As of December 31, 2002, the Company had federal research tax credit and alternative minimum tax credit carryforwards of $7.1 and $1.0, respectively. The federal research tax credits begin to expire in 2012.

        The Company has not provided for any residual U.S. income taxes on the approximately $24.7 of earnings from its foreign subsidiaries because such earnings are intended to be indefinitely reinvested. Such residual U.S. income taxes, if provided for, would be immaterial.

        The Company's federal tax returns for the years ended February 22, 1997, February 28, 1998 and February 27, 1999 are currently under examination by the Internal Revenue Service. Management believes that the resolution of this examination will not have a material adverse effect on either the Company's results of operations or financial position.

12.    EMPLOYEE RETIREMENT PLANS

        The Company sponsors and contributes to a qualified, defined contribution Savings and Investment Plan covering substantially all U.S. employees. The Company also sponsors and contributes to nonqualified deferred compensation programs for certain other employees. The Company has invested in corporate-owned life insurance policies to assist in funding this program. The cash surrender values of these policies and other investments associated with these plans are maintained in an irrevocable rabbi trust and are recorded as assets of the Company. In addition, the Company and its subsidiaries participate in government-sponsored programs in certain European countries. In general, the Company's policy is to fund these plans based on legal requirements, tax considerations, local practices and investment opportunities.

        The BE Aerospace Savings and Investment Plan was established pursuant to Section 401(k) of the Internal Revenue Code. Under the terms of the plan, covered employees are allowed to contribute up to 15% of their pay, limited to $11.0 thousand per year. The Company match is equal to 50% of employee contributions, subject to a maximum of 8% of an employee's pay and is generally funded in Company stock. Total expense for the plan was $2.1, $3.4 and $1.9 for the transition period ended December 31, 2002 and for the fiscal years ended February 23, 2002 and February 24, 2001, respectively. Participants vest 100% in the Company match after three years of service.

13.    STOCKHOLDERS' EQUITY

        Earnings (Loss) Per Share.    Basic earnings per common share are determined by dividing earnings (loss) applicable to common shareholders by the weighted average number of shares of common stock. Diluted earnings per share are determined by dividing earnings (loss) applicable to common shareholders by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding (all related to outstanding stock options discussed below).

        The following table sets forth the computation of basic and diluted net (loss) earnings per share for the transition period ended December 31, 2002 and for the fiscal years ended February 23, 2002 and February 24, 2001:

		Fiscal Year Ended
	Transition Period Ended December 31, 2002
		February 23, 2002	February 24, 2001
Numerator—Net (loss) earnings	$(70.8)	$(104.1)	$20.3

Denominator:
Denominator for basic earnings (loss) per share— Weighted average shares	34.9	32.7	25.4
Effect of dilutive securities— Employee stock options	—	—	0.5

Denominator for diluted (loss) earnings per share— Adjusted weighted average shares	34.9	32.7	25.9

Basic net (loss) earnings per share	$(2.03)	$(3.18)	$0.80

Diluted net (loss) earnings per share	$(2.03)	$(3.18)	$0.78

        The Company excluded dilutive securities from the calculation of loss per share of approximately 0.8 million and approximately 1.1 million for the transition period ended December 31, 2002 and for the fiscal year ended February 23, 2002, respectively.

        Stock Option Plans.    The Company has various stock option plans, including the Amended and Restated 1989 Stock Option Plan, the 1991 Directors Stock Option Plan, the 1992 Share Option Scheme and the Amended and Restated 1996 Stock Option Plan (collectively, the "Option Plans"), under which shares of the Company's common stock may be granted to key employees and directors of the Company. The Option Plans provide for granting key employees options to purchase the Company's common stock. Options are granted at the discretion of the Stock Option and Compensation Committee of the Board of Directors. Options granted vest 25% on the date of grant and 25% per year thereafter.

        The following tables set forth options granted, canceled, forfeited and outstanding:

December 31, 2002

	Options (in thousands)	Option Price Per Share	Weighted Average Price Per Share
Outstanding, beginning of period	7,059	$4.08–$31.50	$14.41
Options granted	1,432	3.25– 9.70	4.42
Options exercised	(203)	4.08– 12.00	6.31
Options forfeited	(294)	4.08– 31.50	17.15

Outstanding, end of period	7,994	3.25– 31.50	12.50

Exercisable at end of period	5,420	$3.25–$30.25	$15.59

February 23, 2002

	Options (in thousands)	Option Price Per Share	Weighted Average Price Per Share
Outstanding, beginning of period	6,056	$6.94–$31.50	$17.30
Options granted	1,980	4.08– 21.88	5.55
Options exercised	(365)	4.08– 22.75	11.60
Options forfeited	(612)	4.08– 29.87	19.93

Outstanding, end of period	7,059	4.08– 31.50	14.41

Exercisable at end of year	4,535	$4.08–$31.50	$17.43

February 24, 2001

	Options (in thousands)	Option Price Per Share	Weighted Average Price Per Share
Outstanding, beginning of period	5,808	$7.00–$31.50	$18.00
Options granted	1,231	6.94– 16.00	12.05
Options exercised	(600)	6.94– 19.00	10.61
Options forfeited	(383)	6.94– 29.88	19.98

Outstanding, end of period	6,056	6.94– 31.50	17.30

Exercisable at end of year	3,793	$6.94–$31.50	$19.54

        At December 31, 2002, 450,235 options were available for grant under each of the Company's Option Plans.

Options Outstanding
at December 31, 2002

Range of Exercise Price	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options Exercisable	Weighted Average Exercise Price
	(in thousands)		(years)	(in thousands)
$ 3.25–$ 4.43	2,854	$4.25	9.23	996	$4.20
6.75– 12.00	2,007	9.60	6.81	1,382	9.75
12.13– 19.00	1,364	17.87	5.77	1,308	17.88
19.88– 30.25	1,769	24.98	5.20	1,734	25.05

	7,994			5,420

        The estimated fair value of options granted during the transition period ended December 31, 2002 and for fiscal 2002 and fiscal 2001, was $3.54 per share, $4.17 per share and $7.80 per share, respectively.

14.    EMPLOYEE STOCK PURCHASE PLAN

        The Company has established a qualified Employee Stock Purchase Plan, the terms of which allow for qualified employees (as defined) to participate in the purchase of designated shares of the Company's common stock at a price equal to the lower of 85% of the closing price at the beginning or end of each semi-annual stock purchase period. The Company issued 261,000 and 136,000 shares of common stock during the transition period ended December 31, 2002 and during fiscal 2002, respectively, pursuant to this plan at an average price per share of $6.49 and $14.29, respectively.

15.    SEGMENT REPORTING

        The Company is organized based on the products and services it offers. Under this organizational structure, the Company has three reportable segments: Commercial Aircraft Products, Business Jet Products and Fastener Distribution. The Company's Commercial Aircraft Products segment consists of eight operating facilities while the Business Jet and Fastener Distribution segments consist of two and one principal operating facilities, respectively.

        Each segment reports its results of operations and makes requests for capital expenditures and acquisition funding to the Company's chief operational decision-making group. This group is presently comprised of the Chairman, the President and Chief Executive Officer, and the Corporate Senior Vice President of Administration and Chief Financial Officer. Each operating segment has separate management teams and infrastructures dedicated to providing a full range of products and services to their commercial, business jet and aircraft-manufacturing customers.

        The following table presents net sales and other financial information by business segment:

	Transition Period Ended December 31, 2002
	Commercial Aircraft Products	Business Jet Products	Fastener Distribution	Consolidated
Net sales	$354.5	$71.1	$78.0	$503.6
Operating earnings (loss)	(32.9)	7.6	14.5	(10.8)
Total assets	700.9	170.5	195.7	1,067.1
Goodwill	169.2	87.3	88.2	344.7
Capital expenditures	12.0	4.9	0.5	17.4
Depreciation and amortization	19.9	3.6	1.2	24.7
	Fiscal Year Ended February 23, 2002
	Commercial Aircraft Products	Business Jet Products	Fastener Distribution	Consolidated
Net sales	$550.6	$85.6	$44.3	$680.5
Operating earnings (loss)	(40.1)	6.0	1.6	(32.5)
Total assets	761.3	165.0	202.0	1,128.3
Goodwill, net	164.8	82.5	85.8	333.1
Capital expenditures	11.1	2.2	0.6	13.9
Depreciation and amortization	34.9	10.6	1.3	46.8

	Fiscal Year Ended February 24, 2001
	Commercial Aircraft Products	Business Jet Products	Fastener Distribution	Consolidated
Net sales	$580.3	$86.1	$—	$666.4
Operating earnings	62.5	14.2	—	76.7
Total assets	739.8	196.2	—	936.0
Goodwill, net	172.6	43.5	—	216.1
Capital expenditures	12.6	4.6	—	17.2
Depreciation and amortization	33.4	9.4	—	42.8

        Through February 24, 2001, we operated in the (1) commercial aircraft products, (2) business jet products and (3) engineering services segments of the commercial airline and general aviation industry. Following the purchase of M & M Aerospace, Inc., we realigned our business to operate in the following segments—(1) commercial aircraft products, (2) business jet products and (3) fastener distribution.

        Net sales for similar classes of products or services within these business segments for the transition period ended December 31, 2002 and for the fiscal years ended February 2002 and 2001 are presented below:

	Transition Period Ended December 31, 2002	Fiscal Year Ended
		February 23, 2002	February 24, 2001
Commercial aircraft products:
Seating products	$144.6	$247.8	$288.1
Interior systems products	116.0	152.6	151.6
Engineered interior structures, components and assemblies	93.9	150.2	140.6

	354.5	550.6	580.3
Business jet products	71.1	85.6	86.1
Fastener distribution	78.0	44.3	—

Net sales	$503.6	$680.5	$666.4

        The Company operated principally in two geographic areas, the United States and Europe (primarily the United Kingdom), during the transition period ended December 31, 2002 and during the fiscal years ended February 23, 2002 and February 24, 2001. There were no significant transfers between geographic areas during the period. Identifiable assets are those assets of the Company that are identified with the operations in each geographic area.

        The following table presents net sales and operating earnings (loss) for the transition period ended December 31, 2002 and the fiscal years ended February 23, 2002 and February 24, 2001 and identifiable assets as of December 31, 2002, February 23, 2002 and February 24, 2001 by geographic area:

	Transition Period Ended December 31, 2002	Fiscal Year Ended
		February 23, 2002	February 24, 2001
Net sales:
United States	$362.4	$535.7	$503.8
Europe	141.2	144.8	162.6

Total:	$503.6	$680.5	$666.4

Operating (loss) earnings:
United States	$13.9	$(30.3)	$65.4
Europe	(24.7)	(2.2)	11.3

Total:	$(10.8)	$(32.5)	$76.7

Identifiable assets:
United States	$861.9	$948.7	$756.7
Europe	205.2	179.6	179.3

Total:	$1,067.1	$1,128.3	$936.0

        Export sales from the United States to customers in foreign countries amounted to approximately $111.5, $113.7 and $160.8 in the transition period ended December 31, 2002 and fiscal years 2002 and 2001, respectively. Net sales to all customers in foreign countries amounted to $233.9, $288.3 and $279.8 in the transition period ended December 31, 2002 and fiscal 2002 and 2001, respectively. Net sales to Europe amounted to 24%, 20% and 22% in the transition period ended December 31, 2002, fiscal 2002 and 2001, respectively. Net sales to Asia amounted to 11%, 12% and 10% in the transition period ended December 31, 2002, fiscal 2002 and 2001, respectively. Major customers (i.e., customers representing more than 10% of net sales) change from year to year depending on the level of refurbishment activity and/or the level of new aircraft purchases by such customers. There were no major customers in the transition period ended December 31, 2002, fiscal 2002 and 2001.

16.    FAIR VALUE INFORMATION

        The following disclosure of the estimated fair value of financial instruments at December 31, 2002 and February 23, 2002 is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies; however, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the

Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The carrying amounts of cash and cash equivalents, accounts receivable-trade, and accounts payable are a reasonable estimate of their fair values. At December 31, 2002 and February 23, 2002, the Company's 8 7/8% Notes had carrying values of $250.0 and $250.0 and fair values of $183.8 and $211.2, respectively. At December 31, 2002 and February 23, 2002, the Company's 8% Notes had carrying values of $249.7 and $249.7 and fair values of $186.3 and $209.3, respectively. At December 31, 2002 and February 23, 2002, the Company's 9 1/2% Notes had carrying values of $200.0 and $200.0 and fair values of $150.0 and $176.5, respectively. The carrying amounts under the Bank Credit Facility are a reasonable estimate of fair value as interest is based upon floating market rates.

        The fair value information presented herein is based on pertinent information available to management at December 31, 2002 and February 23, 2002, respectively. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

17.    SELECTED QUARTERLY DATA (Unaudited)

        Summarized quarterly financial data for the transition period ended December 31, 2002 and the fiscal year ended February 23, 2002 are as follows:

	Transition Period Ended December 31, 2002
	First Quarter	Second Quarter	Third Quarter	December 2002
Net sales	$154.3	$154.8	$145.5	$49.0
Gross profit	52.9	49.0	37.0	12.4
Net loss	(1.5)	(6.2)	(22.4)	(40.7)
Basic net loss per share	(0.04)	(0.18)	(0.64)	(1.17)
Diluted net loss per share	(0.04)	(0.18)	(0.64)	(1.17)
	Fiscal Year Ended February 23, 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$176.8	$179.1	$172.8	$151.8
Gross profit (loss)	65.9	69.0	(37.8)	53.3
Net (loss) earnings	(1.5)	8.9	(106.2)	(5.3)
Basic net (loss) earnings per share	(0.05)	0.28	(3.08)	(0.15)
Diluted net (loss) earnings per share	(0.05)	0.27	(3.08)	(0.15)

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

FOR THE TEN-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2002 AND FOR THE
FISCAL YEARS ENDED FEBRUARY 23, 2002, AND FEBRUARY 24, 2001
(In millions)

Deducted from Assets:	Balance at Beginning of Period	Expenses		Other		Deductions		Balance at End of Period
Allowance for doubtful accounts:
December 31, 2002	$4.9	$0.8		$(0.1)		$1.7		$3.9
Fiscal Year 2002	2.6	1.9		1.3	(1)	0.9		4.9
Fiscal Year 2001	3.9	0.6		(0.4)	(2)	1.5		2.6
Reserve for obsolete inventories:
December 31, 2002	$27.9	$9.3	(3)	$4.7		$12.9	(3)	$29.0
Fiscal Year 2002	16.1	11.7	(3)	8.0	(1)	7.9	(3)	27.9
Fiscal Year 2001	16.5	13.6		0.7	(2)	14.7		16.1

(1)
Balances associated with the 2002 acquisitions.

(2)
Balances associated with the 2001 acquisitions.

(3)
Excludes $7.0 and $34.5 of inventory impairments associated with the Company's facility consolidation and integration plan during the transition period ended December 31, 2002 and the fiscal year ended February 23, 2002, respectively.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
INDEPENDENT AUDITORS' REPORT
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS